UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2020

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2020, the Board of Directors (the “Board”) of Royal Caribbean Cruises Ltd. (the “Company”) appointed Amy C. McPherson, former President and Managing Director, Europe of Marriott International, Inc., to serve as a director of the Company, effective immediately.

Ms. McPherson served in various positions at Marriott International, Inc. for over 30 years.  Most recently, from 2009 through 2019, she served as President & Managing Director, Europe. Under her leadership, Marriott launched five new brands in Europe and completed the successful integration of Starwood Hotels in Europe. Since 2017, Ms. McPherson has served as a non-executive member of the board of directors of PVH Corporation and is a member of its Audit and Nominating & Governance Committees.

The Board has determined that Ms. McPherson is an independent director under the New York Stock Exchange listing standards and under the Company’s corporate governance principles.  For her services as an independent director, Ms. McPherson will receive the same fees and compensation as other non-management directors for similar services. A description of the fees and compensation paid to non-management directors of the Company is set forth under the section entitled “Director Compensation for 2020” in the Company’s definitive proxy statement filed on April 17, 2020, which section is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 – Press release dated December 23, 2020

Exhibit 104	- Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date: December 23, 2020	By:	/s/ BRADLEY H. STEIN
	Name:	Bradley H. Stein
Senior Vice President, General Counsel & Secretary